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                         HUTTIG BUILDING PRODUCTS, INC.


                                     BY-LAWS





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                         HUTTIG BUILDING PRODUCTS, INC.
                                     BY-LAWS



                                    ARTICLE I

                              DEFINITIONS; OFFICES

         Section 1. Definitions. When used herein, "Board" shall mean the Board of Directors of the Corporation, "Chairman" shall mean the Chairman of the Board and "Corporation" shall mean this Corporation.

         Section 2. Principal Office. The principal office of the Corporation shall be located in the City of Chesterfield, State of Missouri.

         Section 3. Other Offices. The Corporation may have and maintain such other business office or offices, either within or without the State of Missouri, as the Board of Directors may from time to time determine.

         Section 4. Registered Office. The registered office of the corporation shall be at such address as from time to time the Board of Directors may determine.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at the hour of ten o'clock a.m. on the fourth Monday of April in each year beginning in 2000, unless the Board shall fix a different date and time, for the election of Directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as such meeting can conveniently be convened and held.

         No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.

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         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that (i) if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date or (ii) with respect to the annual meeting of stockholders of the Corporation to be held in the year 2000, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

            Section 2. Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. A call for a special meeting of stockholders shall be in writing, filed with the Secretary, and shall specify the time and place of holding such meeting and the purpose or purposes for which it is called. At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

            Section 3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the

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Corporation, except as may be otherwise provided in the Certificate of
Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors,
(a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section.

         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that (i) if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date or (ii) with respect to the annual meeting of stockholders of the Corporation to be held in the year 2000, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth
(10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such person and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and (v) any other information relating to such stockholder that would be required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations

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promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

            Section 4. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

            Section 5. Place of Meetings. The annual meeting of stockholders and all special meetings of stockholders for the election of directors shall be held either at the principal office of the Corporation or at such other place suitable for the holding of a stockholders' meeting as shall be designated in the notice thereof. Special meetings of stockholders for a purpose or purposes other than the election of directors may be held at such place, either within or without the State of Missouri, as shall be specified or fixed in the call for such meeting and the notice thereof as the place for the holding of a special meeting for any purpose or purposes.

            Section 6. Notice of Meetings. Except as otherwise provided by statute, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his last known post office address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

            Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

            Section 7. Record Dates. The Board may fix in advance a date, not more than 60 nor fewer than 10 days prior to the date of any meeting of stockholders, nor more than 60 days prior to the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change conversion or exchange of capital stock shall go into effect, as a record for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive

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payment of such dividend, or to receive such allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

            Section 8. Voting Lists. The officer or agent having charge of the transfer book for shares of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder present. The original share or stock ledger or transfer book or a duplicate thereof, shall be the only evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

            Section 9. Quorum. At any meeting of stockholders the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

            Whether or not a quorum is present the meeting may be adjourned from time to time by a vote of the holders of a majority of the shares present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notice thereof.

            Section 10. Voting and Proxies. Each holder of Common Stock shall be entitled to one vote per share held of record upon each matter on which stockholders generally are entitled to vote.

            At all meetings of stockholders, a stockholder entitled to vote may vote in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided by law, all questions touching the validity or sufficiency of the proxies shall be decided by the Secretary. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

               (a) A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his

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or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

               (b) A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram or other means of electronic transmission to the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram or other electronic transmission was authorized by the stockholder.

            Directors shall be elected by a plurality of the votes cast at an election.

            All other action (unless a greater plurality is required by law or by the Certificate of Incorporation or by these By-laws) shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, by a majority of the votes cast by stockholders of such class, present in person or represented by proxy.

            Section 11. Voting of Shares by Certain Holders.

               (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

               (b) Shares standing in the name of a deceased person may be voted by his administrator or his executor either in person or by proxy.

               (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed, and a certified copy of such order is filed with the Secretary of the Corporation before or at the time of the meeting.

               (d) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


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               (e) Shares of the Corporation belonging to it shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, but shares of the Corporation held by it in a fiduciary capacity may be voted and shall be counted in determining the number of outstanding shares at any given time.

            Section 12. Inspectors. At each meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of voting whose duty it shall be to receive and count the ballots and make a written report showing the results of the balloting.

                                   ARTICLE III

                                    DIRECTORS

            Section 1. Number. The business and affairs of the Corporation shall be managed under the direction of the Board which shall consist of not less than three nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board.

            Section 2. Election and Terms. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 2001 annual meeting of stockholders and the term of office of the third class to expire at the 2002 annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

            Section 3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

            Section 4. Removal. Any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares of the Corporation then entitled to vote at an election of directors, voting together as a single class.

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            Section 5. Regular Meetings. The regular annual meeting of the Board shall be held at such time and place as the Board may by resolution determine from time to time without other notice than as set forth in such resolution.

            The regular monthly meetings of the Board shall be held at such time and place as the Board may by resolution determine from time to time.

            The Board may by resolution change the times and places, either within or without the State of Missouri, for the holding of such regular monthly meetings, and such times and places for the holding of other regular meetings without notice other than such resolution.

            Section 6. Special Meetings. Special meetings of the Board may be held at any time on the call of the Chairman or at the request in writing of a majority of the directors. Special meetings of the Board may be held at such place, either within or without the State of Missouri, as shall be specified or fixed in the call for such meeting or notice thereof.

            Section 7. Notice of Special Meetings. Notice of each special meeting shall be deposited in the United States mail by or at the direction of the Secretary to each director addressed to him at his residence or usual place of business at least seventy-two (72) hours before the day on which the meeting is to be held, or shall be sent to him by telegram, be delivered personally, or be given orally at least twenty-four (24) hours before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company. If the Secretary shall fail or refuse to give any such notice, then notice may be given by the officer or any one of the directors making the call.

            Notice may be waived in writing by any director, either before or after the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, and any and all business may be transacted thereat.

            Section 8. Quorum. A majority of the members of the Board then in office, or of a committee thereof, shall constitute a quorum for the transaction of business, except that the presence of the Chairman of the Board shall be necessary to constitute a quorum of the Executive Committee of the Board, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board or of the Committee thereof, except for the amendment of the By-laws which shall require the vote of not less than a majority of the members of the Board then in office.

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            Section 9. Action Without a Meeting. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the Committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or Committee. The consent shall have the same effect as a vote of the Board or Committee thereof for all purposes.

            Section 10. Organization. At all meetings of the Board, the Chairman, the Vice Chairman of the Board, if any, or in their absence a member of the Board to be selected by the members present, shall preside as Chairman of the meeting. The Secretary or an Assistant Secretary of the Corporation shall act as Secretary of all meetings of the Board, except that in their absence the Chairman of the meeting may designate any other person to act as secretary.

            At meetings of the Board business shall be transacted in such order as from time to time the Board may determine.

            Section 11. Compensation. In the discretion of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other compensation as the Board of directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            Section 12. Presence at Meeting. A member of the Board or of a Committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner constitutes presence in person at the meeting.

            Section 13. Executive Committee. The Board, by resolution adopted by a majority of the entire board, may designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution or in these By-laws, shall have and exercise all of the authority of the Board in the management of the Corporation provided such Committee shall not have the authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation involving the corporation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, filling vacancies on the Board or on any committee of the Board (including the Executive Committee), amending, altering or repealing any By-laws of the Corporation, electing or removing officers of the Corporation, fixing the compensation of any member of the Executive Committee or amending, altering or repealing any resolution of the Board which by its terms provides that it shall not be amended, altered or repealed by the Executive Committee.

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            Section 14. Committees of the Board. The Board may designate one or more other committees, each consisting of one or more directors of the Corporation as members and one or more directors as alternate members, with such power and authority as prescribed by the By-laws or as provided in a resolution adopted by a majority of the Board. Each Committee, and each member thereof, shall serve at the pleasure of the Board.

                                   ARTICLE IV

                                    OFFICERS

            Section 1. Officers' Number. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Controller, and such other officers as the Board may determine from time to time, including such other subordinate corporate or divisional officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article IV. The Board may designate a variation in the title of any officer. Any two or more offices may be held by the same person except the offices of President and Secretary.

            Section 2. Election, Term of Office, and Qualifications. The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after the annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as the same can conveniently be held. Each officer, except such officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article IV, shall hold his office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal.

            Section 3. Subordinate Officers.

               (a) Subordinate Corporate Officers. The Board may annually appoint one or more Assistant Controllers, Assistant Vice Presidents, one or more Assistant Secretaries, Assistant Treasurers, Auditors or Assistant Auditors, and such other subordinate corporate officers and agents as the Board may determine, to hold office as subordinate corporate officers for such period and with such authority and to perform such duties as may be prescribed by these By-laws or as the Board may from time to time determine. The Board may, by resolution, empower the Chairman of the Board to appoint any such subordinate corporate officers or agents to hold office for such period and to perform such duties as may be prescribed in said resolution. In its discretion the Board may leave unfilled, for any such period as it may fix by resolution, any corporate office, except those of President, Secretary and Treasurer.

               (b) Divisional Officers. The Board, the Chairman of the Board or the President may from time to time appoint employees of the Company divisional officers who shall have such operating and divisional responsibilities as may be designated by the President. Such divisional officers shall not be corporate officers and shall serve at the discretion of, under the direction of, and subject to removal by, the President.

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            Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board or to the Chairman of the Board or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 5. Removal. Any of the officers designated in Section 1 of this Article IV may be removed by the Board, whenever in its judgment the best interests of the Corporation will be served thereby, by the vote of a majority of the total number of directors then in office. Any subordinate corporate officer appointed in accordance with Section 3 of this Article IV may be removed by the Board for like reason by a majority vote of the directors present at any meeting, a quorum being present, or by any superior officer upon whom such power of removal has been conferred by resolution of the Board. Any divisional officer appointed in accordance with Section 3 of this Article IV may be removed by the Chairman of the Board at any time and at his sole discretion or by any superior officer upon whom the power of removal has been conferred by the Chairman of the Board. The removal of any officer, subordinate officer or agent shall be without prejudice to the contract rights, if any, of the person so removed.

            Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled for the unexpired portion of the term in the same manner in which an officer to fill said office may be chosen pursuant to Section 2 or 3 of this Article IV, as the case may be.

            Section 7. The Chairman of the Board. The Board shall elect a Chairman who shall be chosen from among the directors. The Chairman shall preside at all meetings of the stockholders and the Board at which he is present. The Chairman shall consult with and render advice to the President of the Corporation as may be appropriate in the Chairman's discretion from time to time, and shall perform all other duties as are properly required of him by the Board of Directors from time to time.

            Section 8. The President. The Board shall elect a President who shall be the Chief Executive Officer of the Corporation. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board to delegate any specific powers, except such as may be by law exclusively conferred upon the President, to any officer or officers of the Corporation. All papers, documents, deeds, and other instruments required to be executed by the Corporation shall be signed and executed for the Corporation by the President when directed by, and in the manner prescribed by, the Board. The President shall have the general powers and duties of supervision and management which are usually vested in the Chief Executive Officer of a Corporation.

            Section 9. Vice Presidents. Vice Presidents shall have supervision over all such matters, other officers of the Company and other employees as may be designated or assigned to them by the President or Chairman of the Board, and shall perform such duties as the

Board of Directors may designate or as may be assigned to them by the President or by the Chairman of the Board in the event of absence or disability of the President.

            Section 10. Treasurer. The Treasurer shall:

               (a) Subject to the supervision and direction of the Vice President - Finance, have the custody of all moneys, notes, bonds, securities and other evidences of indebtedness belonging to the Corporation, and shall keep full and accurate accounts of all moneys and securities received and of all moneys paid by him on account of the Corporation. He shall daily deposit all moneys, checks and drafts received to the credit and in the name of the Corporation, in such banks or other depositories as shall from time to time be authorized, approved or directed by the President, the Vice President - Finance, or the Board, and shall, on behalf of the Corporation, endorse for deposit or collection, checks, notes, drafts and other obligations, provided, however, that checks of the United States Government or of any state or municipal government, which may be received by any branch house of the Corporation, may be endorsed for deposit by the local manager of the house receiving the check, and provided further, however, that checks, warrants, drafts, notes and other negotiable instruments, which may be received by any branch house of the Corporation, may be endorsed by the local manager in the name of the Corporation for collection or deposit by or in the local bank authorized to carry the local accounts.

               (b) Furnish to the Board, to the President and to such other officers as the Board may designate, at such times as may be required, an account of all his transactions as Treasurer.

               (c) Perform such other duties pertaining to the business of the Corporation as shall be directed or required by the President, the Vice President - Finance, or the Board and, subject to the control of the Vice President - Finance, the Board and these By-laws, perform all acts incident to the office of the Treasurer.

               (d) Give such bond of the faithful discharge of his duties as the Board may require.

            The books and papers of the Treasurer shall at all times be open to the inspection of the President and each member of the Board.

            Section 11. Secretary. The Secretary shall:

               (a) Attend all meetings of the stockholders and keep the minutes of such meetings in one or more books provided for that purpose.

               (b) See that all notices are duly given in accordance with the provisions of these By-laws, or as required by law.

               (c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation or a facsimile thereof is affixed to or impressed on all certificates for shares prior to the issue thereof, and all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized.

               (d) Sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board.

               (e) See that the reports, statements, certificates and all other documents and records required by law are properly made, kept and filed.

               (f) In general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board.

            Section 12. Controller. The Controller shall:

               (a) Maintain adequate records of all assets, liabilities, and transactions of this Corporation; see that adequate audits thereof are currently and regularly made; and in conjunction with other officers and department heads initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum safety, efficiency, and economy. His duties and powers shall extend to all subsidiary corporations and to all affiliated corporations.

               (b) Prepare and furnish such reports and financial statements covering results of operations of the Corporation as shall be required of him by the President or the Board. Prepare and furnish such reports and statements showing the financial condition of the Corporation as shall be required of him by the President or the Board, and have the primary responsibility for the preparation of financial reports to the stockholders.

               (c) Perform such other duties pertaining to the business of the Corporation as shall be directed or required by the President or the Board and, subject to the control of the President, the Board and these By-laws, perform all acts incident to the office of the Controller.

               The books, records and papers of the Controller shall at all times be open to the inspection of the President and each member of the Board.

            Section 13. Assistant Treasurers. If one or more Assistant Treasurers shall be elected or appointed pursuant to the provisions of Section 3 of this Article IV, then in the absence or disability of the Treasurer, the Assistant Treasurers shall perform all the duties of the Treasurer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer, except that they shall have no power to sign in the name of the Corporation contracts as described in Article VII, unless specifically authorized by the Board. Any such Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Board or any superior officer.

            Section 14. Assistant Secretaries. If one or more Assistant Secretaries shall be elected or appointed pursuant to the provisions of Section 3 of this Article IV, then in the absence or disability of the Secretary, the Assistant Secretaries shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions imposed upon, the Secretary. Any such Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Board or any superior officer.

            Section 15. Compensation. The compensation of the officers shall be fixed from time to time by the Board; provided that the Board may authorize any officer or Committee to fix the compensation of officers and employees. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                                  CAPITAL STOCK

            Section 1. Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board, the President, a Vice President and also by the Treasurer or the Secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof.

            The signatures of the aforesaid officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. The validity of any stock certificate of the Corporation signed and executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificate.

            The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's capital stock records.

            All certificates surrendered to the Corporation shall be canceled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and canceled except in case of a lost or destroyed certificate.

            The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

            Section 2. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares in place of a certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in form satisfactory to the Corporation sufficient to indemnify the Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

            Section 3. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferable by the owner thereof in person or by duly authorized attorney, upon surrender of the certificates therefor properly endorsed. The Board, at its option, may appoint a transfer agent and registrar, or one or more transfer agents and one or more registrars, or either, for the stock of the Corporation.

            Section 4. Regulations. The Board shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                                   ARTICLE VI

              EXECUTION OF INSTRUMENTS ON BEHALF OF THE CORPORATION

            The President or any Vice President, and any other officer or officers, agent or agents of the Corporation that the Board may from time to time designate, may enter into any contract or execute any instrument in the name of and on behalf of the Corporation; with respect to the President and any Vice President, such authority shall be general and with respect to any other officer or agent, such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                                   ARTICLE VII

                                 CORPORATE SEAL

            The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Corporate Seal-____-Delaware." Said seal may be used by causing it or a facsimile or equivalent thereof to be impressed or affixed or reproduced, and shall be in the custody of the Secretary. If and when so directed by the Board, a duplicate of the seal may be kept and used by the Treasurer, or by any Assistant Treasurer or Assistant Secretary.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

            Section 1. Dividends. Dividends upon the outstanding shares of the Corporation may be paid from any source permitted by law. Dividends may be declared at any regular or special meeting of the Board and may be paid in cash or other property or in the form of a stock dividend.

            Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December each year, unless otherwise provided by resolution of the Board.

            Section 3. Stock in other Corporations. Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman or the President of the Corporation or by any other person or persons thereunto authorized by the Board, or by any proxy designated by written instrument of appointment executed in the name of the Corporation either by the Chairman, the President, or a Vice President, and attested by the Secretary or an Assistant Secretary.

                                   ARTICLE IX

                                 INDEMNIFICATION

            Section 1. Actions, Suits or Proceedings other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding or any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

            Section 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

            Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be paid by the corporation unless a determination is made (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

            Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 of this Article in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article. The Board of Directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

            Section 6. Procedure for Indemnification. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such persons' costs and expenses incurred in connection with successfully establishing right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Section 7. Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

            Section 8. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

            Section 9. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, any portion of this Article so invalidated shall be severable and such invalidity shall not by itself render any other portion of this Article invalid, and the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                    ARTICLE X

                                   AMENDMENTS

            Except as otherwise required by law or the Certificate of Incorporation, these By-laws may be amended or repealed, and new By-laws may be adopted, either by the affirmative vote of two-thirds of the shares of stock outstanding and entitled to vote thereon, voting together as a single class, or by the affirmative vote of a majority of the Board then in office.


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                                TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I..................................................................1

    Section 1. Definitions.................................................1

    Section 2. Principal Office............................................1

    Section 3. Other Offices...............................................1

    Section 4. Registered Office...........................................1

ARTICLE II.................................................................1

    Section 1. Annual Meeting..............................................1

    Section 2. Special Meetings............................................2

    Section 3. Nomination of Directors.....................................3

    Section 4. Stockholder Action..........................................4

    Section 5. Place of Meetings...........................................4

    Section 6. Notice of Meetings..........................................4

    Section 7. Record Dates................................................4

    Section 8. Voting Lists................................................5

    Section 9. Quorum......................................................5

    Section 10. Voting and Proxies.........................................5

    Section 11. Voting of Shares by Certain Holders........................6

    Section 12. Inspectors.................................................7

ARTICLE III................................................................7

    Section 1. Number......................................................7

    Section 2. Election and Terms..........................................7

    Section 3. Newly Created Directorships and Vacancies...................7

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                                TABLE OF CONTENTS

                                                                         PAGE

    Section 4. Removal.....................................................7

    Section 5. Regular Meetings............................................8

    Section 6. Special Meetings............................................8

    Section 7. Notice of Special Meetings..................................8

    Section 8. Quorum......................................................8

    Section 9. Action without a Meeting....................................9

    Section 10. Organization...............................................9

    Section 11. Compensation...............................................9

    Section 12. Presence at Meeting........................................9

    Section 13. Executive Committee........................................9

    Section 14. Committees of the Board...................................10

ARTICLE IV................................................................10

    Section 1. Officers' Number...........................................10

    Section 2. Election, Term of Office, and Qualifications...............10

    Section 3. Subordinate Officers.......................................10

    Section 4. Resignations...............................................11

    Section 5. Removal....................................................11

    Section 6. Vacancies..................................................11

    Section 7. The Chairman of the Board..................................11

    Section 8. The President..............................................11

    Section 9. Vice Presidents............................................12

    Section  10. Treasurer................................................12

    Section 11. Secretary.................................................13

    Section 12. Controller................................................13


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                                TABLE OF CONTENTS

                                                                         PAGE

    Section 13. Assistant Treasurers......................................14

    Section 14. Assistant Secretaries.....................................14

    Section 15. Compensation..............................................14

ARTICLE V.................................................................14

    Section 1. Certificates of Stock......................................14

    Section 2. Lost, Stolen or Destroyed Certificates.....................15

    Section 3. Transfer of Shares.........................................15

    Section 4. Regulations................................................15

ARTICLE VI................................................................15

ARTICLE VII...............................................................15

ARTICLE VIII..............................................................16

    Section 1. Dividends..................................................16

    Section 2. Fiscal Year................................................16

    Section 3. Stock in other Corporations................................16

ARTICLE IX................................................................16

    Section 1. Actions, Suits or Proceedings other than by or
    in the Right of the Corporation.......................................16

    Section 2. Actions or Suits by or in the Right of the
    Corporation...........................................................17

    Section 3. Indemnification for Costs, Charges and Expenses of
    Successful Party......................................................17

    Section 4. Determination of Right to Indemnification..................17

    Section 5. Advance of Costs, Charges and Expenses.....................17

    Section 6. Procedure for Indemnification..............................18

    Section 7. Other Rights; Continuation of Right to Indemnification.....18

    Section 8. Insurance..................................................19

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                                TABLE OF CONTENTS

                                                                         PAGE

    Section 9. Savings Clause.............................................19

ARTICLE X.................................................................19



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